Exhibit 4.3
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED HEREUNDER AND UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
CLASS B WARRANT TO PURCHASE COMMON STOCK
OF
INFERX CORPORATION

Warrant No. B–___	Issued on: October ___, 2006
Void after: October ___, 2011
     This certifies that                                                                  or registered assigns (the “Warrant Holder” is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time during the Exercise Period (defined below) and prior to October ___, 2011 (the “Expiration Date”) all, or any portion, of                                            shares of Warrant Stock (as defined below) as may be purchased at a price per share equal to the Exercise Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed exercise form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Exercise Price for the shares of Warrant Stock so purchased in lawful money of the United States.
     This Warrant is one of a series of Class B Warrants issued by the Company, pursuant to the terms of a private placement offering initially closed on October ___, 2006, pursuant to which the Company has offered to sell up to 2,000,000 Units, each Unit consisting of one share of Common Stock; a Class A Warrant to purchase one share of Common Stock at an initial exercise price of $.50 per share; and (iii) a Class B Warrant to purchase one share of Common Stock at an initial exercise price of $.62 per share.
     The Exercise Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

     1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:
          1.1 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.
          1.2 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.
          1.3 “Company” means InferX Corporation, a Delaware corporation, and includes any corporation or other entity that shall succeed to or assume the obligations of the Company under this Warrant.
          1.4 “Exercise Period” means that period that shall commence on the date hereof and end on the Expiration Date.
          1.5 “Exercise Price” means $0.62 per share, subject to adjustment as provided herein.
          1.6 “Holder” means any person who shall at the time be the registered holder of this Warrant.
          1.7 “Obligations” shall have the same meaning as that term is defined in the Credit Agreement.
          1.8 “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
          1.9 “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.
          1.10 “Warrant Stock” means shares of the Common Stock issuable upon exercise of this Warrant. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.
     2. EXERCISE.
          2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant at any time or from time to time, in whole or in part, on any business day before the Expiration Date, for that number of shares of Warrant Stock set forth herein, by surrendering this Warrant at the principal offices of the Company, with the exercise form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Exercise Price as determined in accordance with the terms hereof.

          2.2 Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.
          2.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Warrant Holder and the Company shall, at the time of delivery of the certificate or certificates of Common Stock, execute and deliver to the Holder, without charge, a new Warrant of like tenor in which the number of shares of Warrant Stock shall be reduced by the number of shares of Warrant Stock purchased upon such exercise.
          2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Exercise Price.
          2.5 Restrictions on Exercise.
               (a) This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the form of exercise attached hereto as Exhibit 1 (an “Exercise Notice”).
               (b) Notwithstanding anything to the contrary contained herein, the number of shares of Warrant Stock that may be acquired by any Warrant Holder upon any exercise of this Warrant shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Warrant Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “5% Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Each delivery of an Exercise Notice by a Warrant Holder will constitute a representation by such Warrant Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Warrant Stock requested in such Exercise Notice is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, any Warrant Holder may waive the provisions of this Section or increase or decrease the 5% Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to such Warrant Holder and not to any other Warrant Holder. For the avoidance of doubt, this Section 2.5(b) (x) shall initially apply to all Warrant Holders unless subsequently waived by a Warrant Holder, including Warrant Holders that beneficially own in excess of 4.999% of the outstanding shares of Common Stock; and (y) shall not be interpreted to require a shareholder to convert, transfer or dispose of any shares of capital stock of the Company, or otherwise reduce its beneficial ownership of shares of Common Stock, irrespective of whether the beneficial ownership of shares of Common Stock by such shareholder (together with its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act) exceeds 4.999%.

               (c) Notwithstanding anything to the contrary contained herein, the number of shares of Warrant Stock that may be acquired by any Warrant Holder upon any exercise of this Warrant shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Warrant Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% (the “10% Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Each delivery of an Exercise Notice by a Warrant Holder will constitute a representation by such Warrant Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Warrant Stock requested in such Exercise Notice is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, any Warrant Holder may waive the provisions of this Section or increase or decrease the 10% Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to such Warrant Holder and not to any other Warrant Holder. For the avoidance of doubt, this Section 2.5(c) (x) shall initially apply to all Warrant Holders unless subsequently waived by a Warrant Holder, including Warrant Holders that beneficially own in excess of 9.999% of the outstanding shares of Common Stock; and (y) shall not be interpreted to require a shareholder to convert, transfer or dispose of any shares of capital stock of the Company, or otherwise reduce its beneficial ownership of shares of Common Stock, irrespective of whether the beneficial ownership of shares of Common Stock by such shareholder (together with its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act) exceeds 9.999%.
               (d) Notwithstanding anything to the contrary contained herein, the number of shares of Warrant Stock that may be acquired by any Warrant Holder upon any exercise of this Warrant shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Warrant Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 19.999% (the “20% Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Each delivery of an Exercise Notice by a Warrant Holder will constitute a representation by such Warrant Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Warrant Stock requested in such Exercise Notice is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, any Warrant Holder may waive the provisions of this Section or increase or decrease the 20% Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to such Warrant Holder and not to any other Warrant Holder.

For the avoidance of doubt, this Section 2.5(d) (x) shall initially apply to all Warrant Holders unless subsequently waived by a Warrant Holder, including Warrant Holders that beneficially own in excess of 19.999% of the outstanding shares of Common Stock; and (y) shall not be interpreted to require a shareholder to convert, transfer or dispose of any shares of capital stock of the Company, or otherwise reduce its beneficial ownership of shares of Common Stock, irrespective of whether the beneficial ownership of shares of Common Stock by such shareholder (together with its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act) exceeds 19.999%.
     3. ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date and, in any event, within five business days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.
     4. ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:
          4.1 Adjustment for Stock Splits and Stock Dividends. The Exercise Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities). Each adjustment under this Section 4.1 shall become effective on the close of business on the date such dividend, stock split or reverse stock split, or other similar event becomes effective.
          4.2 [Removed and Reserved.]
          4.3 Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with, merge into, or enter into a share exchange with, another corporation or entity (the “Successor Entity”) or other similar event, then, and in each such case, the Warrant Holder shall be entitled to receive, at any time on or after the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event, shall be entitled to receive, at the option of the Warrant Holder, either (a) warrants or other securities exercisable or convertible into common stock of the Successor Entity, or (b) in lieu of the securities contemplated by clause (a) hereof, the cash, stock or other securities or property to which the Warrant Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event, if the Warrant Holder had exercised this Warrant immediately prior thereto at the Exercise Price.

The Company covenants and agrees that any Successor Entity in such reorganization, consolidation, merger, share exchange or other similar event (if other than the Company) shall duly execute and deliver to the Warrant Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the cash, shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger, share exchange or other similar event.
          4.4 Adjustment for Dilutive Issuances. If the Company, at any time after the date of this Warrant, shall issue any shares of Common Stock or securities of the Company convertible into shares of Common Stock at a price per share of Common Stock less than the Exercise Price in effect immediately prior to such issuance, in any case other than an Excluded Issuance (as hereinafter defined) (a “Dilutive Issuance”), then, and in each such case, the Exercise Price shall be reduced to the effective per share price of the Common Stock in connection with such additional issuance of securities.
     The following shall be deemed “Excluded Issuances” for the purpose of this Section 4.4:
               (a) The Company’s granting of stock options, and/or issuance of Common Stock upon exercise thereof, to directors, officers, employees or consultants of the Company pursuant to any benefit plan approved by the holders of a majority of the shares of Common Stock;
               (b) The issuance or sale of shares of Common Stock (i) issuable upon the exercise of the Class A Warrants and the Class B Warrants;
               (c) The issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (and the shares of Common Stock issuable upon the conversion, exercise or exchange thereof) in connection with any future acquisition, merger or other business combination, purchase of assets or of all or a portion of a business or other strategic relationship entered, by the Company or any of its subsidiaries.
          4.5 Number of Shares of Warrant Stock. Simultaneously with any adjustment to the Exercise Price pursuant to Section 4.1 above, the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of shares of Warrant Stock shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment; provided, however, any adjustment of the Exercise Price and the number of shares of Warrant Stock available for exercise, if applicable, made pursuant to this section shall adjust back in the event none of the convertible securities or options or warrants which caused such adjustment are converted or exercised, as the case may be.

          4.6 Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
          4.7 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Exercise Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.
          4.8 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares of Warrant Stock issuable upon its exercise.
          4.9 Reservation of Stock. If at any time the number of authorized but unissued (or treasury shares) of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.
     5. REGISTRATION RIGHTS. All shares of Warrant Stock issuable upon exercise of this Warrant are entitled to the benefits of registration under the Securities Act of 1933, as amended, pursuant to the terms and conditions of a registration rights agreement among the Warrant Holder, certain other security holders of the Company and the Company.
     6. CALL PROVISION.
               (a) The Company may, at its sole option, call the Warrants at any time prior to exercise, on not less than 65 days prior written notice, following the occurrence of the Warrant Holder’s resale of the Warrant Stock being registered for resale, and the closing price of the Common Stock on the principal market therefor for 30 consecutive trading days exceeding $1.86 per share (as the same may be adjusted for stock splits, stock dividends, and any similar event affecting the number of outstanding shares of Common Stock).
               (b) If the conditions set forth in clause (a) above are satisfied, and the Company desires to call the Warrants, it shall send a call notice to the Warrant Holder, first class mail, postage prepaid, not later than the 65th day before the date fixed for closing the call (the “Call Date”), at such Warrant Holder’s last address for notice as shall appear on the Warrant register maintained by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.
               (c) No failure to mail such call notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such call, except as to a Warrant Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that a call notice has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

               (d) If the Warrant Holder fails to exercise the Warrant by the Call Date, the Warrants shall be cancelled without any further action, and the Warrant Holder shall have no further rights hereunder.
     7. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.
     8. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.
     9. NOTICE REQUIREMENT. In case (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other rights; or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in each case, the Company will give notice thereof to the Holder of this Warrant specifying in such notice , as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation , merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for the security or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be given by the Company at least five business days prior to the record date or effective date for the event specified in such notice.

     10. ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including reasonable attorneys’ fees.
     11. TRANSFER. This Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part in any transaction without, in each case, the Company’s prior written consent, which the Company shall not unreasonably withhold. Notwithstanding the foregoing, this Warrant may be assigned, conveyed or transferred by the Holder without the prior written consent of the Company to (a) any family member of the Holder of this Warrant; or (b) any person, firm or corporation that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder. Any such transfer described hereunder shall not be permitted unless such transfer is made in compliance with all federal and state securities laws and, if requested by the Company, the transferor provides the Company with an opinion of counsel that such transfer is in compliance with federal and state securities laws. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.
     12. GOVERNING LAW. This Warrant shall be governed by and construed under the internal laws of the State of Delaware without reference to principles of conflict of laws or choice of laws.
     13. HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
     14. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day delivery by facsimile transmission or after deposit with an express overnight courier for United States deliveries, with proof of delivery from the courier requested (provided that written or electronic confirmation of receipt is obtained), or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) on the day of proof of receipt, if mailed by registered or certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party pursuant to the Agreement or, in the case of the Company, at 1600 International Drive, Suite 110, McLean, VA 22102, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.
     15. AMENDMENT; WAIVER. This Warrant and all other Class B Warrants issued under the Agreement may be amended and provisions may be waived by the warrant holders holding, in the aggregate, Class B Warrants exercisable for shares of Warrant Stock greater than 50% of all shares of Warrant Stock available for exercise under the Class B Warrants, and the Company as may be mutually agreed upon in writing.

     16. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
     17. TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.
     18. MISCELLANEOUS. In any instance where the word “days” is used herein, unless otherwise indicated, “days” shall mean calendar days, including Saturday, Sunday and holidays.
[The balance of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

INFERX CORPORATION

By:

Name:

Title:

EXHIBIT 1
FORM OF EXERCISE
(To be signed only upon exercise of Warrant)
     To: InferX Corporation
     The undersigned Holder hereby elects to purchase                                            shares of Common Stock of InferX Corporation (the “Warrant Stock”), at a purchase price of $                     per share for a total purchase price of $                    , pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.
     Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)
In the event that this exercise is for less than the total number of shares of Warrant Stock available for exercise under this Warrant, please also issue a new Warrant for the remaining number of shares of Warrant Stock.

Signature of Warrant Holder

FORM OF ASSIGNMENT
(ENTIRE)
[To be signed only upon transfer of entire Warrant]
TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT
FOR VALUE RECEIVED                                                       hereby sells, assigns and transfers unto                                                       all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint                                            Attorney to transfer the said Warrant on the books of InferX Corporation, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE
The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT
(PARTIAL)
[To be signed only upon partial transfer of Warrant]
TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT
     FOR VALUE RECEIVED                                                       hereby sells, assigns and transfers unto                                            (i) the rights of the undersigned to purchase                                             shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint                                                       Attorney to transfer the said Warrant on the books of InferX Corporation, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE
The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.